UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 22, 2006 (September 15, 2006)

BULLDOG TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50321	980377543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301-11120 Horseshoe Way		V7A 5H7
Richmond, British Columbia, Canada		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code   (604) 271-8656

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.         Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement.

On February 24, 2006 the Company issued Convertible Notes (the “February 2006 Notes”) to ten (10) investors (the “Note Holders”). On September 24, 2006, the Company is obligated to make a principle payment in cash on the February 2006 Convertible Notes in the approximate amount of $143,000. Due to the Company’s lack of cash resources, the Company will in all likelihood not be able to make the principle payment and the Company could be placed in default of the February 2006 Notes. In addition, a default on the September 2006 Notes would also trigger a default on the convertible notes issued to four (4) investors on August 29, 2005.

On July 10, 2006, the Company executed a Note Purchase Agreement and Ninety (90) Day Subordinated Secured Promissory Note in the amount of $750,000 (the “Promissory Note”) with one (1) investor. The Promissory Note requires principal and accrued interest to be repaid on September 28, 2006.  Due to the Company’s lack of cash resources, the Company will in all likelihood not be able to make the principle payment and the Company could be placed in default of the Promissory Note.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 15, 2006, Mr. Robin Wald resigned as a member of the Board of Directors of the Company. In connection with Mr. Wald’s resignation there were no disagreements with the Company’s Board of Directors or management.

Item 7.01.         Regulation FD Disclosure

On September 21, 2006, the Company reported in a press release, attached hereto as Exhibit 99.1, the (i) winding down of operations, (ii) the layoff of the Company’s employees, (iii) the resignation of Mr. Robin Wald as a member of the Board of Directors and (iv) the high probability that the Company could be in default of its August 2005 Convertible Notes, February 2006 Convertible Notes and July 2006 Promissory Note in the event it cannot meet its obligation with respect of certain principle repayments.

Item 8.01.         Other Events.

On September 15, 2006 the Company laid-off all employees and ongoing operations ceased.

Item 9.01.         Financial Statements and Exhibits.

(a)          Exhibits

99.1

September 21, 2006 Press Release Announcing the (i) winding down of operations, (ii) the layoff of the Company’s employees, (iii) the resignation of Mr. Robin Wald as a member of the Board of Directors and (iv) the high probability that the Company could be in default of its August 2005 Convertible Notes, February 2006 Convertible Notes and July 2006 Promissory Note in the event it cannot meet its obligation with respect of certain principle repayments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

	By:	/s/ Paul G. Harrington
Paul G. Harrington
Chief Executive Officer and President

Date: September 22, 2006